EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in the Registration Statements on Form S-3 (No. 333-201396, 333-193206 and 333-181531), the Registration Statements on Form S-8 (No. 333-181526 and No. 333-149190) and the 2014 Annual Report on Form 10-K of Breitburn Energy Partners LP of information from our firm's reserves report dated January 27, 2015 and February 12, 2015, entitled Estimates of Reserves and Future Revenue to the Breitburn Operating L.P. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2014, and Estimates of Reserves and Future Revenue to the Breitburn Operating L.P. Interest in Certain Oil and Gas Properties located in California, Florida, Texas, and Wyoming as of December 31, 2014, respectively, and all references to our firm included in or made part of the Breitburn Energy Partners LP 2014 Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ J. Carter Henson Jr.
J. Carter Henson, Jr. P.E.
Senior Vice President

Houston, Texas
March 2, 2015